Exhibit 99.1

Yappn Completes Early Repayment of Asher Note In Full

NEW YORK, NY – March 27, 2014 – Yappn Corp (OTCQB:YPPN) (“Yappn or “Company”) (www.yappn.com) is pleased to announce that  the Company has repaid the Convertible Promissory Note owed to Asher Enterprises Inc. due on July 2, 2014 early and in full.  As a result the note is no longer outstanding and cannot be converted into shares of common stock and the Schedule 13G filed by Asher on February 7, 2014 has been nullified.

Yappn’s Founder and CEO, David Lucatch, stated, “Yappn is focused on creating shareholder value.  With that in mind, we continue to work to manage our finances and have chosen to repay our debt to Asher in cash rather than allow for the conversion of outstanding Asher debt into deeply discounted shares of our common stock.”  Mr. Lucatch added, “It is the Company’s intention, where possible, to repay our remaining Asher obligation in the same manner, in cash and not discounted shares.”

Learn more at www.yappn.com.

Like the Yappn Facebook page and follow Yappn on Twitter: @YappnCorp.

About Yappn Corp. – http://corporate.yappn.com/

Yappn provides people and brands the power to be social, conduct commerce and communicate freely without a language barrier.  Creating successful digital programs in today’s changing global environment requires the ability to communicate in your customer’s language.  Today, over 66 Million people in the US don’t speak at home and over 67% of worldwide online users surf in a language other than English.

Yappn Chat (chat.yappn.com) allows people to meet, chat, engage and consumer content based on their interests and not just where they live, their friends or the language that they speak.

Yappn has developed cost effective unique and proprietary technology tools (tools.yappn.com) and services that create dynamic solution that enhance a client’s social and media platforms.  Yappn also provides complementary programming for Twitter, Facebook, YouTube, Instagram, Flickr, Pinterest and Tumblr.

While this sounds simple, creating a unique and dynamic social environment that transcends devices, platforms and languages takes a lot of experience and finesse. Yappn creates amplification for media messaging while increasing a brand’s global footprint all in real-time without the interference of cross language issues.

Our clients constantly think up unique ways to use Yappn that extends their growing social audience, while increasing brand engagement with today’s multi-lingual audience. We look forward to the growing need to support global amplification and provide our clients with the best services in the industry.

Intertainment Media Inc. (TSXV:INT / US:ITMTF / FRA:I4T) has a controlling interest in Yappn Corp.

Yappn Corp. is publicly in the US on the OTCQB – symbol “YPPN”

Contact

David Lucatch,
Founder and CEO,Yappn Corp.
info@yappn.com

Forward Looking Information

Legal Notice and Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, and those preceded by or that include the words “believes,” “expects,” “given,” “targets,” “intends,” “anticipates,” “plans,” “projects,” “forecasts” or similar expressions, are “forward-looking statements.” Although Yappn Corp.’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Current Report on Form 8-K filed on  April 3, 2013 and each subsequently filed Quarterly Report on Form 10-Q and Current Report on Form 8-K. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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